Exhibit 99.1

MedAssets Announces Third Quarter and Nine-Month 2008 Financial Results

Reports Third Quarter 2008 Net Revenue of $76.0 million,
Adjusted EBITDA of $25.2 million and Adjusted EPS of $0.15;
Reaffirms 2008 Guidance and Introduces Full-Year 2009 Guidance

ATLANTA--(BUSINESS WIRE)--November 13, 2008--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its third quarter and nine-month period ended September 30, 2008.

Financial Highlights

  Total net revenue was $76.0 million in the third quarter of 2008, an increase of 54.2% from total net revenue of $49.3 million in the third quarter last year.
  Adjusted EBITDA a increased 68.1% to $25.2 million in the third quarter of 2008 when compared to adjusted EBITDA of $15.0 million in the third quarter last year.
  Adjusted diluted earnings per share a in the third quarter of 2008 was $0.15, excluding non-cash acquisition-related intangible amortization on a tax-adjusted basis.

Net Revenue

Total net revenue for the third quarter of 2008 increased 54.2% to $76.0 million from $49.3 million in the third quarter of 2007, driven by revenue growth from both organic and acquisition sources. For comparative purposes, total net revenue of $76.0 million in the third quarter of 2008 increased 15.4% over total pro forma net revenue a b of $65.9 million in the third quarter of 2007.

Total net revenue for the nine-month period ended September 30, 2008 increased 45.6% to $196.0 million from $134.6 million in the first nine months of 2007. For comparative purposes, total pro forma net revenue in the first nine months of 2008 was $224.5 million, representing a 10.4% increase over total pro forma net revenue of $203.4 million in the first nine months of 2007.

Adjusted EBITDA

In the third quarter of 2008, total adjusted EBITDA was $25.2 million, or 33.2% of total net revenue, a 68.1% increase over adjusted EBITDA of $15.0 million, or 30.4% of total net revenue, in the third quarter of 2007. For comparative purposes, third quarter 2008 total adjusted EBITDA of $25.2 million was up 35.0% over total pro forma adjusted EBITDA a b in the third quarter of 2007 of $18.7 million, or 28.4% of total pro forma net revenue.

In the nine months ended September 30, 2008, adjusted EBITDA increased 34.4% to $60.3 million, or 30.8% of total net revenue, versus adjusted EBITDA of $44.8 million, or 33.3% of total net revenue, in the first nine months of 2007. For comparative purposes, pro forma adjusted EBITDA in the first nine months of 2008 increased 10.5% to $70.4 million, or 31.3% of total pro forma net revenue, compared to pro forma adjusted EBITDA of $63.7 million, or 31.3% of total pro forma net revenue, in the nine-month period ended September 30, 2007.

(a) Reconciliation of non-GAAP measures, including pro forma net revenue, adjusted EBITDA, pro forma adjusted EBITDA and adjusted diluted EPS, to their most directly comparable GAAP measure, is provided in the attached financial schedules.

(b) Pro forma results assume the completion of the XactiMed and MD-X acquisitions, as well as certain financing, occurred on January 1, 2007, and the acquisition of Accuro occurred on January 1 of each respective year.

Profitability

The Company reported net income attributable to common stockholders in the third quarter of 2008 of $3.7 million, or $0.07 per diluted share, versus a net loss attributable to common stockholders of $4.6 million, or a loss of $0.40 per diluted share, in the third quarter of 2007. Adjusted diluted earnings per share (EPS) in the third quarter of 2008 was $0.15 per diluted share, excluding non-cash acquisition-related intangible amortization on a tax-adjusted basis.

For the first nine months of 2008, the Company reported net income attributable to common stockholders of $4.8 million, or $0.09 per diluted share, versus a net loss attributable to common stockholders of $6.0 million, or a loss of $0.55 per diluted share, in the nine-month period ended September 30, 2007. Excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, adjusted diluted EPS in the first nine months of 2008 was $0.36 per diluted share.

Share-based compensation expense, on a tax-adjusted basis, equated to $0.03 per diluted share in the third quarter and $0.08 per diluted share in the nine-month period ended September 30, 2008.

Business Segment Financial Highlights

Revenue Cycle Management (RCM) Segment

The RCM segment reported net revenue in the third quarter of 2008 of $45.8 million, up 87.8% from net revenue of $24.4 million in the third quarter of 2007. For comparative purposes, net revenue in the third quarter of 2008 of $45.8 million increased 11.8% when compared to pro forma net revenue of $41.0 million in the third quarter of 2007.

Adjusted EBITDA for the RCM segment in the third quarter of 2008 more than doubled to $14.0 million, or 30.6% of net revenue, versus adjusted EBITDA of $6.1 million, or 25.2% of net revenue, in the third quarter of 2007. For comparative purposes, adjusted EBITDA in the third quarter of 2008 of $14.0 million increased 42.5% from pro forma adjusted EBITDA in the third quarter of 2007 of $9.8 million, or 24.0% of pro forma net revenue.

For the nine-month period ended September 30, 2008, the RCM segment reported net revenue of $102.2 million, an 87.9% increase over net revenue of $54.4 million in the first nine months of 2007. Pro forma net revenue in the first nine months of 2008 was $130.8 million, compared to pro forma net revenue of $123.2 million in the first nine months of 2007.

Adjusted EBITDA in the first nine months of 2008 increased 61.4% to $26.0 million, or 25.5% of net revenue, versus adjusted EBITDA of $16.1 million, or 29.7% of net revenue, in the nine-month period ended September 30, 2007. For comparative purposes, pro forma adjusted EBITDA in the first nine months of 2008 was $36.1 million, or 27.6% of pro forma net revenue, versus pro forma adjusted EBITDA in the first nine months of 2007 of $35.0 million, or 28.4% of pro forma net revenue.

Net revenue and adjusted EBITDA growth in the RCM segment was primarily driven by increases in service and recurring subscription fee revenue, as well as the impact of acquisitions, offset slightly by a period-over-period decline in decision support revenue.

Spend Management Segment

Net revenue in the Spend Management segment increased 21.3% to $30.2 million from the $24.9 million reported in the third quarter of 2007. Adjusted EBITDA in the third quarter of 2008 was $15.2 million, or 50.4% of net revenue, versus $11.8 million, or 47.6% of net revenue, in the third quarter of 2007.

For the nine-month period ended September 30, 2008, net revenue in the Spend Management segment was $93.7 million, a 16.9% increase over the $80.2 million reported in the first nine months of 2007. Adjusted EBITDA for the Spend Management segment increased 24.1% to $46.5 million, or 49.7% of net revenue, in the first nine months of 2008, when compared to $37.5 million, or 46.7% of net revenue, in the nine-month period ended September 30, 2007.

The increase in Spend Management segment adjusted EBITDA margin in 2008 was due primarily to operating leverage and lower sales and marketing expenses as a percentage of segment net revenue.

Corporate Operations

The impact of corporate operations on total adjusted EBITDA was $4.0 million in the third quarter of 2008, versus $3.0 million in the same quarter of 2007. For the first nine months of 2008, the impact of corporate operations on total adjusted EBITDA was $12.3 million, versus $8.8 million in the first nine-month period of 2007. The increase in corporate expense was primarily attributable to higher costs associated with being a publicly-traded company and the addition of certain senior staff functions.

Cash Flow and Capital Resources

Net cash provided by operating activities increased 40.9% to $31.1 million in the first nine months of 2008, as compared to $22.1 million for the nine months ended September 30, 2007. Capital expenditures and capitalized software costs for the nine months ended September 30, 2008 were $12.3 million as compared to $12.7 million for the comparable period in 2007.

During the third quarter of 2008, the Company repaid $18.9 million of its long-term bank debt, and its balance sheet included $255.3 million in long-term bank debt at September 30, 2008. Current net leverage was approximately 2.8 times trailing adjusted pro forma EBITDA, and the Company had approximately $100 million of availability under its revolving credit facility at the end of the quarter.

Reaffirming 2008 Guidance; Initiating 2009 Guidance

MedAssets reaffirmed and narrowed its full-year 2008 financial outlook, and introduced its 2009 guidance, as follows:

(In millions, except EPS)	2008E	2009E
Net Revenue:	(As Reported)
Revenue Cycle Management	$149 - 151	$207 - 213
Spend Management	123 - 125	137 - 143
Total Net Revenue	272 - 276	346 - 354

Total Adjusted EBITDA	87 - 90	111 - 117

GAAP EPS (diluted)	0.17 - 0.21	0.25 - 0.33
Adjusted EPS (diluted)	0.51 - 0.55	0.54 - 0.62
Cash EPS (diluted)	$0.61 - 0.65	$0.74 - 0.82

At September 30, 2008, MedAssets’ rolling 12-month contracted revenue was an estimated $298.0 million, consisting of $175.0 million from the RCM segment and $123.0 million from the Spend Management segment. The Company’s rolling 12-month contracted revenue increased approximately 5.0% on a consolidated basis, as compared to the rolling 12-month total as of June 30, 2008. The Company’s contracted revenue reflects the estimated contractually committed revenue to be generated under existing customer contracts in the forward 12-month period.

Conference Call Information

The Company will host a conference call at 5:00 p.m. ET today, Thursday, November 13, 2008, to discuss its financial and business highlights and management's outlook for future performance. The live audio webcast will be accessible from the “Events & Presentations” page at http://ir.medassets.com. To access the conference call, dial 866-811-1812 or 706-902-0609 (international), and provide the conference ID number 69058140. For those unable to listen to the live broadcast, a webcast replay will be archived on MedAssets’ website for 30 days. A conference call replay will be available for one week by calling 800-642-1687 or 706-645-9291 (international), and entering conference ID number 69058140.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing integrated spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 3,300 hospitals and 30,000 non-acute care healthcare providers. For more information, go to www.medassets.com.

Safe Harbor Statement

This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to: 2008 and 2009 projections, costs and revenue growth, margin and other financial projections; contracted revenue forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with its past and future acquisitions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2007 and subsequent Forms 10-Q filed with the Securities and Exchange Commission. The Company disclaims any responsibility to update any forward-looking statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	GAAP	GAAP		Pro Forma
In 000s, except per share data	Three Months Ended	Three Months Ended		Three Months Ended
	September 30,	September 30,	Pro Forma	September 30,
	2008	2007	Adjustments [c]	2007

Revenue:
Administrative fees, net	$25,663	$22,642	$-	$22,642
Other service fees	50,309	26,631	16,588	43,219

Total net revenue	75,972	49,273	16,588	65,861

Operating expenses:
Cost of revenue	17,101	8,155	4,306	12,461
Product development expenses	4,719	1,916	1,786	3,702
Selling and marketing expenses	9,641	7,958	2,014	9,972
General and administrative expenses	22,779	18,148	5,358	23,506
Depreciation	2,581	1,936	353	2,289
Amortization of intangibles	7,324	5,102	3,945	9,047
			-
Total operating expenses	64,145	43,215	17,762	60,977

Operating income	11,827	6,058	(1,174)	4,884
Other income (expense):
Interest (expense)	(5,803)	(6,763)	(2,580)	(9,343)
Other income (expense)	228	1,189	16	1,205

Income (loss) before income taxes	6,252	484	(3,738)	(3,254)
Income tax expense (benefit)	2,566	320	(1,736)	(1,416)

Net income (loss)	3,686	164	(2,002)	(1,838)
Preferred stock dividends and accretion [d]	-	(4,798)	-	(4,798)

Net income (loss) attributable to common stockholders	$3,686	$(4,634)	$(2,002)	$(6,636)

Basic and diluted income (loss) per share:
Basic net income (loss) attributable to common stockholders	$0.07	$(0.40)		$(0.32)

Diluted net income (loss) attributable to common stockholders	$0.07	$(0.40)		$(0.32)

Weighted average shares — basic [e]	53,715	11,685	8,850	20,535
Weighted average shares — diluted [e]	56,136	11,685	8,850	20,535

(c) Includes all adjustments relating to the acquisition of Accuro as if this company was acquired on January 1, 2007. Refer to the Company's Form 8-K/A filed with the Securities and Exchange Commission (SEC) on August 13, 2008 for further description of similar adjustments. The unaudited pro forma results are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if this event had occurred at the beginning of such period.

(d) The Company's participating preferred stock converted to common stock on December 18, 2007 as the result of our initial public offering. With this conversion, the Company is no longer obligated to pay the associated accrued preferred dividends, and all rights of the former preferred stockholders to accrued and unpaid preferred dividends were terminated.

(e) For the GAAP and pro forma three months ended September 30, 2007, common stock equivalents are not included in the weighted average shares outstanding since the effect would be antidilutive due to GAAP and pro forma net losses attributable to common stockholders in the period.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	GAAP		Pro Forma	GAAP		Pro Forma
In 000s, except per share data	Nine Months Ended		Nine Months Ended	Nine Months Ended		Nine Months Ended
	September 30,	Pro Forma	September 30,	September 30,	Pro Forma	September 30,
	2008	Adjustments [f]	2008	2007	Adjustments [g]	2007

Revenue:
Administrative fees, net	$78,355	$-	$78,355	$70,966	$-	$70,966
Other service fees	117,610	28,540	146,150	63,631	68,774	132,405

Total net revenue	195,965	28,540	224,505	134,597	68,774	203,371

Operating expenses:
Cost of revenue	36,252	6,980	43,232	17,845	19,300	37,145
Product development expenses	11,027	4,058	15,085	5,612	6,047	11,659
Selling and marketing expenses	32,096	2,557	34,653	26,675	7,037	33,712
General and administrative expenses	66,054	6,537	72,591	44,402	20,929	65,331
Depreciation	7,051	622	7,673	5,270	1,373	6,643
Amortization of intangibles	16,117	6,204	22,321	10,933	13,872	24,805
Impairment of intangible assets	2,079	-	2,079	1,195	-	1,195
		-			-
Total operating expenses	170,676	26,958	197,634	111,932	68,558	180,490

Operating income	25,289	1,582	26,871	22,665	216	22,881
Other income (expense):
Interest (expense)	(15,120)	(4,363)	(19,483)	(14,151)	(13,669)	(27,820)
Other (expense) income	(2,101)	74	(2,027)	2,101	82	2,183

Income (loss) before income taxes	8,068	(2,707)	5,361	10,615	(13,371)	(2,756)
Income tax expense (benefit)	3,259	(1,033)	2,226	4,193	(3,867)	326

Net income (loss)	4,809	(1,674)	3,135	6,422	(9,504)	(3,082)
Preferred stock dividends and accretion [h]	-	-	-	(12,445)	(998)	(13,443)

Net income (loss) attributable to common stockholders	$4,809	$(1,674)	$3,135	$(6,023)	$(10,502)	$(16,525)

Basic and diluted income (loss) per share:
Basic net income (loss) attributable to common stockholders	$0.10		$0.06	$(0.55)		$(0.83)

Diluted net income (loss) attributable to common stockholders	$0.09		$0.06	$(0.55)		$(0.83)

Weighted average shares — basic [i]	48,493	4,942	53,435	11,037	8,850	19,887
Weighted average shares — diluted [i]	51,035	4,942	55,977	11,037	8,850	19,887

(f) Includes all adjustments relating to the acquisition of Accuro as if this company was acquired at the beginning of each year presented. Refer to the Company's Form 8-K/A filed with the SEC on August 13, 2008 for further description of similar adjustments. The unaudited pro forma results are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if this event had occurred at the beginning of such periods.

(g) Includes all adjustments relating to the acquisitions of XactiMed, MD-X and Accuro as if the these companies were acquired on January 1, 2007. Such adjustments include the effect of financing certain acquisitions and the financing of the Company's 2007 dividend payment, as though obtained on January 1, 2007. Refer to the Company's final prospectus filed on Form 424B4 with the SEC on December 13, 2007 for further description of such adjustments. The unaudited pro forma results are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if these events had occurred at the beginning of such periods.

(h) The Company's participating preferred stock converted to common stock on December 18, 2007 as the result of our initial public offering. With this conversion, the Company is no longer obligated to pay the associated accrued preferred dividends, and all rights of the former preferred stockholders to accrued and unpaid preferred dividends were terminated.

(i) For the GAAP and pro forma nine months ended September 30, 2007, common stock equivalents are not included in the weighted average shares outstanding since the effect would be antidilutive due to GAAP and pro forma net losses attributable to common stockholders in the period.

CONDENSED SEGMENT REPORTING
(UNAUDITED)

In $000s	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2008		2007		2008		2007

ACTUAL

Net revenue
Revenue Cycle Management	$45,791		$24,386		$102,218		$54,394
Spend Management	30,181		24,887		93,747		80,203

Total net revenue	$75,972		$49,273		$195,965		$134,597

Adjusted EBITDA (a non-GAAP measure) [j]		% margin		% margin		% margin		% margin
Revenue Cycle Management	$14,003	30.6%	$6,139	25.2%	$26,043	25.5%	$16,137	29.7%
Spend Management	15,207	50.4%	11,837	47.6%	46,547	49.7%	37,494	46.7%
Corporate	(4,009)		(2,987)		(12,323)		(8,806)

Total Adjusted EBITDA	$25,201	33.2%	$14,989	30.4%	$60,267	30.8%	$44,825	33.3%

PRO FORMA

Net revenue
Revenue Cycle Management	$45,791		$40,974		$130,758		$123,168
Spend Management	30,181		24,887		93,747		80,203

Total net revenue	$75,972		$65,861		$224,505		$203,371

Adjusted EBITDA (a non-GAAP measure) [k]		% margin		% margin		% margin		% margin
Revenue Cycle Management	$14,003	30.6%	$9,824	24.0%	$36,146	27.6%	$34,972	28.4%
Spend Management	15,207	50.4%	11,837	47.6%	46,547	49.7%	37,494	46.7%
Corporate	(4,009)		(2,987)		(12,323)		(8,806)

Total Adjusted EBITDA	$25,201	33.2%	$18,674	28.4%	$70,370	31.3%	$63,660	31.3%

(j) Adjusted EBITDA is defined by the Company as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. Adjusted EBITDA is used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period that provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. The Company believes Adjusted EBITDA assists its board of directors, management and investors in comparing its operating performance on a consistent basis because it removes the impact of the Company's capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of MedAssets' management team (taxes), as well as other non-cash (purchase accounting adjustments, share-based compensation expense and imputed rental income) and non-recurring items, from the Company's operations. See the Company's accompanying reconciliations from consolidated Adjusted EBITDA to consolidated Net Income, the closest comparable GAAP-based metric. Such reconciliations are consistent with that of the Company's segment reporting disclosures to the consolidated financial statements for the year ended December 31, 2007 included in the Company's Form 10-K as filed with the SEC on March 24, 2008.

(k) Pro forma Adjusted EBITDA is Adjusted EBITDA after considering the effect of the acquisitions of XactiMed, MD-X and Accuro, and certain financing secured in July 2007. See the Company's accompanying reconciliations from consolidated Pro Forma Adjusted EBITDA to consolidated Pro Forma Net Income. The unaudited pro forma results are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if these events had occurred at the beginning of such periods.

RECONCILIATION OF NET INCOME TO
CONSOLIDATED ADJUSTED EBITDA (A NON-GAAP MEASURE)
(UNAUDITED)

In $000s	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
ACTUAL

Net Income	$3,686	$164	$4,809	$6,422

Depreciation	2,581	1,936	7,051	5,270
Amortization of intangibles	7,324	5,102	16,117	10,933
Amortization of intangibles (included in cost of revenue)	233	87	995	767
Interest expense, net	5,761	5,787	13,715	12,496
Income tax expense	2,566	320	3,259	4,193

EBITDA	$22,151	$13,396	$45,946	$40,081

Impairment of intangibles	-	-	2,079	1,195
Share-based compensation	2,452	1,299	6,591	2,891
Rental income from capitalized building lease	(109)	(109)	(329)	(329)
Purchase accounting adjustments	707	403	2,066	987
Interest rate swap cancellation	-	-	3,914	-

Adjusted EBITDA [m]	$25,201	$14,989	$60,267	$44,825

PRO FORMA

Net income (loss)	$3,686	$(1,838)	$3,135	$(3,082)

Depreciation	2,581	2,289	7,673	6,643
Amortization of intangibles	7,324	9,047	22,321	24,805
Amortization of intangibles (included in cost of revenue)	233	87	995	1,469
Interest expense, net	5,761	8,355	18,004	26,156
Income tax expense	2,566	(1,416)	2,226	326

EBITDA	$22,151	$16,524	$54,354	$56,317

Impairment of intangibles	-	-	2,079	1,195
Share-based compensation	2,452	1,500	7,108	4,184
Rental income from capitalized building lease	(109)	(109)	(329)	(329)
Purchase accounting adjustments	707	759	3,244	2,293
Interest rate swap cancellation	-	-	3,914	-

Pro Forma Adjusted EBITDA [n]	$25,201	$18,674	$70,370	$63,660

(m) Adjusted EBITDA is defined by the Company as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. Adjusted EBITDA is used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period that provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. The Company believes Adjusted EBITDA assists its board of directors, management and investors in comparing its operating performance on a consistent basis because it removes the impact of the Company's capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of MedAssets' management team (taxes), as well as other non-cash (purchase accounting adjustments, share-based compensation expense and imputed rental income) and non-recurring items, from the Company's operations.

(n) Pro forma Adjusted EBITDA is Adjusted EBITDA after considering the effect of the acquisitions of XactiMed, MD-X and Accuro, and certain financing secured in July 2007. Explanations of each adjustment can be found in the Company's Form 10-Q for the quarter ended September 30, 2008 to be filed with the SEC on November 14, 2008. The unaudited pro forma results are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if these events had occurred at the beginning of such periods.

RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In $000s	Three Months Ended		Nine Months Ended
	September 30,		September 30,
ACTUAL	2008	2007	2008	2007

Gross administrative fees	$39,867	$34,837	$117,634	$105,880
Other service fees	50,309	26,631	117,609	63,631
Gross fees	90,176	61,468	235,243	169,511
Revenue share obligation	(14,204)	(12,195)	(39,278)	(34,914)
Net revenue	$75,972	$49,273	$195,965	$134,597

PRO FORMA

Gross administrative fees	$39,867	$34,837	$117,634	$105,880
Other service fees	50,309	43,219	146,149	132,405
Gross fees	90,176	78,056	263,783	238,285
Revenue share obligation	(14,204)	(12,195)	(39,278)	(34,914)
Net revenue	$75,972	$65,861	$224,505	$203,371

RECONCILIATION OF 2008 THIRD QUARTER AND NINE-MONTH ADJUSTED DILUTED
EARNINGS PER SHARE (A NON-GAAP MEASURE) TO GAAP EARNINGS PER SHARE
(UNAUDITED)

Per share data	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2008	2008

Diluted net income attributable to common stockholders	$0.07	$0.09

Impairment of intangibles	-	0.02

Interest rate swap cancellation	-	0.05

Non-cash, tax-adjusted acquisition-related intangible amortization	0.08	0.20

Adjusted diluted earnings per share	$0.15	$0.36

Weighted average shares - diluted	56,136	51,035

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
In $000s	2008	2007
	(Unaudited)

ASSETS
Current
Cash and cash equivalents	$-	$136,952
Restricted cash	-	20
Accounts receivable, net of allowances of $2,341 and $3,506 as of September 30, 2008 and December 31, 2007
	45,635	33,679
Deferred tax asset, current	11,307	15,049
Prepaid expenses and other current assets	6,407	4,508

Total current assets	63,349	190,208

Property and equipment, net	40,074	32,490
Other long term assets
Goodwill	512,668	232,822
Intangible assets, net	131,850	62,491
Other	17,432	8,368

Other long term assets	661,950	303,681

Total assets	$765,373	$526,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,380	$4,562
Accrued revenue share obligation and rebates	20,671	29,998
Accrued payroll and benefits	22,364	13,402
Other accrued expenses	9,358	5,612
Deferred revenue, current portion	27,600	19,791
Deferred purchase consideration	18,987	-
Current portion of notes payable	2,768	2,020
Current portion of finance obligation	146	128

Total current liabilities	108,274	75,513

Notes payable, less current portion	252,531	196,264
Finance obligation, less current portion	9,899	10,009
Deferred revenue, less current portion	4,552	3,229
Deferred tax liability	13,815	5,868
Other long term liabilities	1,969	5,981

Total liabilities	391,040	296,864

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 53,860,000 and 44,429,000 shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively
	539	444
Additional paid in capital	601,353	464,313
Notes receivable from stockholders	(217)	(614)
Accumulated other comprehensive loss	(458)	(2,935)
Accumulated deficit	(226,884)	(231,693)

Total stockholders’ equity	374,333	229,515

Total liabilities and stockholders’ equity	$765,373	$526,379

CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

In $000s	Nine Months Ended
	September 30,

	2008	2007
Operating activities:
Net income	$4,809	$6,422

Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	1,457	517
Depreciation	7,359	5,496
Amortization of intangibles	16,806	11,473
(Gain) loss on sale of assets	(119)	3
Noncash stock compensation expense	6,591	2,891
Excess tax benefit from exercise of stock options	(1,697)	(1,659)
Amortization of debt issuance costs	895	307
Noncash interest expense, net	906	361
Impairment of intangibles	2,079	1,195
Deferred income tax expense	937	1,859

Changes in assets and liabilities:	(8,918)	(6,794)

Cash provided by operating activities	31,105	22,071

Investing activities:
Purchases of property, equipment, and software	(3,891)	(7,029)
Capitalized software development costs	(8,378)	(5,658)
Acquisitions, net of cash acquired	(209,423)	(90,890)

Cash used in investing activities	(221,692)	(103,577)

Financing activities:
Decrease in restricted cash	20	-
Proceeds from notes payable	142,629	160,188
Repayment of notes payable and capital lease obligations	(85,615)	(11,860)
Repayment of finance obligation	(483)	(489)
Debt issuance costs	(6,167)	(1,397)
Interest accrued on note receivable from stockholders	(18)	-
Payment on note receivable from stockholders	49	255
Excess tax benefit from exercise of stock options	1,697	1,659
Payment of dividend	-	(70,000)
Issuance of series J preferred stock, net of offering costs	-	1,000
Issuance of common stock, net of offering costs	1,523	2,795

Cash provided by financing activities	53,635	82,151

Net (decrease) increase in cash and cash equivalents	(136,952)	645
Cash and cash equivalents, beginning of period	136,952	23,459

Cash and cash equivalents, end of period	$-	$24,104

RECONCILIATION OF 2008 ADJUSTED EBITDA GUIDANCE
(A NON-GAAP MEASURE) TO GAAP NET INCOME GUIDANCE

	Guidance Range for
	Year Ending
In $000s	December 31,
	2008
	(Low)	(High)

Net Income	$9,000	$11,100

Depreciation	9,900	9,700
Amortization of intangibles	23,400	23,400
Amortization of intangibles (included in cost of revenue)	1,600	1,600
Interest expense, net	20,000	19,700
Income tax expense	6,100	7,500

EBITDA	70,000	73,000

Impairment of intangible assets	2,100	2,100
Interest rate swap cancellation	3,900	3,900
Share-based compensation	8,900	8,900
Rental income from capitalized building lease	(400)	(400)
Purchase accounting adjustments	2,500	2,500

Adjusted EBITDA	87,000	90,000

RECONCILIATION OF 2008 ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(A NON-GAAP MEASURE) TO GAAP DILUTED EARNINGS PER SHARE GUIDANCE

	Guidance Range for
	Year Ending
	December 31,
In 000s, except per share data	2008
	(Low)	(High)

Net Income	$9,000	$11,100

Diluted earnings per share (EPS)	0.17	0.21
Interest rate swap cancellation	0.05	0.05
Non-cash, tax-adjusted impairment of intangible assets	0.02	0.02
Non-cash, tax-adjusted acquisition-related intangible amortization	0.27	0.27

Adjusted EPS	0.51	0.55

Non-cash, tax-adjusted share-based compensation	0.10	0.10

Cash EPS	$0.61	$0.65

Fully diluted weighted average shares outstanding	52,400	52,400

RECONCILIATION OF 2009 ADJUSTED EBITDA GUIDANCE
(A NON-GAAP MEASURE) TO GAAP NET INCOME GUIDANCE

	Guidance Range for
	Year Ending
In $000s	December 31,
	2009
	(Low)	(High)

Net Income	$14,400	$18,800

Depreciation	15,200	14,800
Amortization of intangibles	28,000	28,000
Amortization of intangibles (included in cost of revenue)	3,200	3,200
Interest expense, net	21,400	20,800
Income tax expense	9,600	12,600

EBITDA	91,800	98,200

Share-based compensation	19,100	18,700
Rental income from capitalized building lease	(400)	(400)
Purchase accounting adjustments	500	500

Adjusted EBITDA	111,000	117,000

RECONCILIATION OF 2009 CASH AND ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(A NON-GAAP MEASURE) TO GAAP DILUTED EARNINGS PER SHARE GUIDANCE

	Guidance Range for
	Year Ending
	December 31,
In 000s, except per share data	2009
	(Low)	(High)

Net Income	$14,400	$18,800

Diluted earnings per share (EPS)	0.25	0.33
Non-cash, tax-adjusted acquisition-related intangible amortization	0.29	0.29

Adjusted EPS	0.54	0.62

Non-cash, tax-adjusted share-based compensation	0.20	0.20

Cash EPS	$0.74	$0.82

Fully diluted weighted average shares outstanding	57,400	57,400

mdas/F

CONTACT:
MedAssets, Inc.
Robert P. Borchert, 678-248-8194
VP, Investor Relations
rborchert@medassets.com